Phillips Edison & Company Reports Fourth Quarter
and Full Year 2024 Results

CINCINNATI - February 6, 2025 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today reported financial and operating results for the fourth quarter and full year ended December 31, 2024 and provided guidance for 2025. For the fourth quarter and full year ended December 31, 2024, net income attributable to stockholders was $18.1 million, or $0.15 per diluted share, and $62.7 million, or $0.51 per diluted share, respectively.

Highlights for the Fourth Quarter, Full Year and Subsequent
•Reported Nareit FFO of $83.8 million, or $0.61 per diluted share, for the fourth quarter
•Reported Core FFO of $85.8 million, or $0.62 per diluted share, for the fourth quarter
•Generated Nareit FFO per share of $2.37 for the full year, or 5.3% growth over 2023
•Generated Core FFO per share of $2.43 for the full year, or 3.8% growth over 2023
•The midpoint of full year 2025 Nareit FFO guidance represents 5.7% year-over-year growth
•The midpoint of full year 2025 Core FFO guidance represents 5.1% year-over-year growth
•Increased same-center NOI year-over-year by 6.5% for the fourth quarter, and increased same-center NOI by 3.8% for the full year
•Reported strong leased portfolio occupancy of 97.7% and same-center leased portfolio occupancy of 97.8%
•Increased leased inline occupancy year-over-year to 95.0%, and same-center leased inline occupancy remained strong at 94.9%
•Executed portfolio comparable new leases at a rent spread of 30.2% and inline comparable new leases at a rent spread of 26.5% during the fourth quarter
•Executed portfolio comparable renewal leases at a record-high rent spread of 20.8% and inline comparable renewal leases at a rent spread of 19.8% during the fourth quarter
•Acquired fourteen shopping centers and four land parcels for a total of $305.7 million for the full year
•Full year 2025 gross acquisitions guidance reflects a range of $350 million to $450 million
•For the full year, generated net proceeds of $73.8 million through the issuance of 1.9 million common shares at a gross weighted average price of $39.18 per common share through PECO’s ATM programs
•As previously announced, extended revolving credit facility maturity to January 9, 2029 and upsized to $1.0 billion, and 93.0% of total debt was fixed-rate at year end

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “We are pleased with our strong growth delivered in 2024. The quality of PECO’s cash flow growth is reflected in the performance of our high-quality portfolio, which is driven by our experienced team, market-leading pricing power, strong lease spreads and the many advantages of the suburban neighborhoods where we operate our grocery-anchored shopping centers. Looking ahead, the PECO team is focused on delivering accelerated Core FFO per share growth in 2025. We are excited for the growth opportunities ahead, which will be driven by strong internal growth and our expanded acquisition plan.”

Financial Results
Net Income
Fourth quarter 2024 net income attributable to stockholders totaled $18.1 million, or $0.15 per diluted share, compared to net income of $13.5 million, or $0.11 per diluted share, during the fourth quarter of 2023.
For the year ended December 31, 2024, net income attributable to stockholders totaled $62.7 million, or $0.51 per diluted share, compared to $56.8 million, or $0.48 per diluted share, during the year ended December 31, 2023.

Nareit FFO
Fourth quarter 2024 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 12.0% to $83.8 million, or $0.61 per diluted share, compared to $74.8 million, or $0.56 per diluted share, during the fourth quarter of 2023.
For the year ended December 31, 2024, Nareit FFO increased 8.1% to $323.8 million, or $2.37 per diluted share, compared to $299.5 million, or $2.25 per diluted share, during the year ended December 31, 2023.

Core FFO
Fourth quarter 2024 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 10.2% to $85.8 million, or $0.62 per diluted share, compared to $77.9 million, or $0.58 per diluted share, during the fourth quarter of 2023.
For the year ended December 31, 2024, Core FFO increased 6.8% to $331.8 million, or $2.43 per diluted share, compared to $310.7 million, or $2.34 per diluted share, during the year ended December 31, 2023.

Same-Center NOI
Fourth quarter 2024 same-center net operating income (“NOI”) increased 6.5% to $110.4 million, compared to $103.7 million during the fourth quarter of 2023.
For the year ended December 31, 2024, same-center NOI increased 3.8% to $430.4 million, compared to $414.6 million during the year ended December 31, 2023.

Portfolio Overview
Portfolio Statistics
As of December 31, 2024, PECO’s wholly-owned portfolio consisted of 294 properties, totaling approximately 33.3 million square feet, located in 31 states. This compared to 281 properties, totaling approximately 32.2 million square feet, located in 31 states as of December 31, 2023.
Leased portfolio occupancy remained high at 97.7% at December 31, 2024, compared to 97.4% at December 31, 2023. Same-center leased portfolio occupancy remained strong at 97.8% as of December 31, 2024, compared to 97.8% as of December 31, 2023.
Leased anchor occupancy increased to 99.1% as of December 31, 2024, compared to 98.9% at December 31, 2023. Leased inline occupancy increased to 95.0% as of December 31, 2024, compared to 94.7% at December 31, 2023. Same-center leased anchor occupancy was 99.3% as of December 31, 2024, compared to 99.3% as of December 31, 2023. Same-center leased inline occupancy remained strong at 94.9% as of December 31, 2024, compared to 94.9% as of December 31, 2023.

Leasing Activity
During the fourth quarter of 2024, 231 leases were executed totaling approximately 1.4 million square feet. This compared to 217 leases executed totaling approximately 1.1 million square feet during the fourth quarter of 2023.
For the year ended December 31, 2024, 1,021 leases were executed totaling approximately 6.0 million square feet. This compared to 996 leases executed totaling approximately 4.7 million square feet during the same period in 2023.
Comparable rent spreads during the fourth quarter of 2024, which compare the percentage increase of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 30.2% for new leases, 20.8% for renewal leases and 23.5% combined.
Comparable rent spreads during the year ended December 31, 2024 were 35.7% for new leases, 19.4% for renewal leases and 23.7% combined.

Transaction Activity
During the fourth quarter of 2024, the Company acquired five shopping centers for a total of $94.6 million. This includes the Company’s prorated share of one shopping center purchased through a joint venture. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces. There were no dispositions in the quarter. The fourth quarter 2024 acquisitions consisted of:
•Shops at Cross Creek, a 24,188 square foot shopping center located in a Houston, Texas suburb.
•Harpers Station, a 229,060 square foot shopping center anchored by Fresh Thyme located in a Cincinnati, Ohio suburb.
•Lakeland Village Center, an 83,542 square foot shopping center located in a Houston, Texas suburb.
•Northpark Plaza, a 52,192 square foot shopping center anchored by King Soopers located in a Denver, Colorado suburb.
During the fourth quarter, PECO acquired South Point Plaza, a grocery-anchored shopping center located in a Phoenix, Arizona suburb, with LS BDC Holdings, LLC, a subsidiary of Lafayette Square USA, Inc. (“Lafayette Square”) and The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”). The acquisition was made through a new joint venture, Neighborhood Grocery Catalyst Fund LLC (“NGCF”). South Point Plaza was acquired at PECO’s total prorated share of $4.0 million.
During the year ended December 31, 2024, the Company acquired fourteen shopping centers and four land parcels for a total of $305.7 million. This includes the Company’s prorated share of assets purchased through its joint ventures.
Subsequent to quarter end, the Company acquired Oak Grove Shoppes, a grocery-anchored shopping center located in an Orlando, Florida suburb, through Necessity Retail Venture LLC for PECO’s total prorated share of $8.8 million.
Also subsequent to quarter end, the Company sold Pavilions at San Mateo, a shopping center anchored by Walmart located in an Albuquerque, New Mexico suburb for $24.9 million. PECO provided secured financing for this property sale receiving a note receivable of $17.4 million.

Balance Sheet Highlights
As of December 31, 2024, the Company had approximately $747.6 million of total liquidity, comprised of $8.6 million of cash, cash equivalents and restricted cash, plus $738.9 million of borrowing capacity available on its $800.0 million revolving credit facility.
As of December 31, 2024, the Company’s net debt to annualized adjusted EBITDAre was 5.0x. This compared to 5.1x at December 31, 2023. As of December 31, 2024, the Company’s outstanding debt had a weighted-average interest rate of 4.3% and a weighted-average maturity of 5.8 years when including all extension options, and 93.0% of PECO’s total debt was fixed-rate debt.
During the year ended December 31, 2024, the Company generated net proceeds of $73.8 million after commissions through the issuance of 1.9 million common shares at a gross weighted average price of $39.18 per common share through PECO’s ATM programs.
As previously announced, PECO amended its revolving credit facility to extend its maturity to January 9, 2029, and increased its size to $1.0 billion.

2025 Guidance
The following guidance is based upon PECO’s current view of existing market conditions and assumptions for the year ending December 31, 2025. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	2025 Guidance
Net income per share	$0.54 - $0.59
Nareit FFO per share	$2.47 - $2.54
Core FFO per share	$2.52 - $2.59
Same-Center NOI growth	3.00% - 3.50%
Portfolio Activity:
Acquisitions, gross(1)	$350,000 - $450,000
Other:
Interest expense, net	$111,000 - $121,000
G&A expense	$45,000 - $49,000
Non-cash revenue items(2)	$18,000 - $20,000
Adjustments for collectibility	$4,000 - $8,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Represents straight-line rental income and net amortization of above- and below-market leases.

The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2025 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per common share	$0.54	$0.59
Depreciation and amortization of real estate assets	1.90	1.92
Adjustments related to unconsolidated joint ventures	0.03	0.03
Nareit FFO per common share	$2.47	$2.54
Depreciation and amortization of corporate assets	0.01	0.01
Transaction costs and other	0.04	0.04
Core FFO per common share	$2.52	$2.59

Conference Call and Webcast Details
PECO will host a conference call and webcast on Friday, February 7, 2025 at 12:00 p.m. Eastern Time to discuss fourth quarter and full year 2024 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.
Fourth Quarter and Full Year 2024 Earnings Conference Call and Webcast Details:
Date: Friday, February 7, 2025
Time: 12:00 p.m. Eastern Time
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: Fourth Quarter and Full Year 2024 Webcast Link

An audio replay of the webcast will be available approximately one hour after the conclusion of the conference call using the webcast link above.
For more information on the Company’s financial results, please refer to the Company’s 2024 Annual Report on Form 10-K, to be filed with the SEC on or around February 11, 2025.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•Twitter at https://twitter.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of December 31, 2024, PECO managed 316 shopping centers, including 294 wholly-owned centers comprising 33.3 million square feet across 31 states and 22 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2024 AND 2023
(In thousands, except per share amounts)

	2024	2023
ASSETS
Investment in real estate:
Land and improvements	$1,867,227	$1,768,487
Building and improvements	4,085,713	3,818,184
In-place lease assets	523,209	495,525
Above-market lease assets	76,359	74,446
Total investment in real estate assets	6,552,508	6,156,642
Accumulated depreciation and amortization	(1,771,052)	(1,540,551)
Net investment in real estate assets	4,781,456	4,616,091
Investment in unconsolidated joint ventures	31,724	25,220
Total investment in real estate assets, net	4,813,180	4,641,311
Cash and cash equivalents	4,881	4,872
Restricted cash	3,768	4,006
Goodwill	29,066	29,066
Other assets, net	195,328	186,411
Total assets	$5,046,223	$4,865,666

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,109,543	$1,969,272
Below-market lease liabilities, net	116,096	108,223
Accounts payable and other liabilities	163,692	116,461
Deferred income	22,907	18,359
Total liabilities	2,412,238	2,212,315
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at December 31, 2024 and 2023	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 125,120 and 122,024 shares issued and outstanding at December 31, 2024 and 2023, respectively	1,251	1,220
Additional paid-in capital	3,646,801	3,546,838
Accumulated other comprehensive income	4,305	10,523
Accumulated deficit	(1,332,435)	(1,248,273)
Total stockholders’ equity	2,319,922	2,310,308
Noncontrolling interests	314,063	343,043
Total equity	2,633,985	2,653,351
Total liabilities and equity	$5,046,223	$4,865,666

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 AND 2023
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Rental income	$169,455	$151,227	$647,589	$597,501
Fees and management income	2,788	2,454	10,731	9,646
Other property income	805	768	3,072	2,977
Total revenues	173,048	154,449	661,392	610,124
Operating Expenses:
Property operating	31,172	28,293	112,633	102,303
Real estate taxes	19,787	17,335	77,684	72,816
General and administrative	11,551	10,762	45,611	44,366
Depreciation and amortization	63,310	59,572	253,016	236,443
Total operating expenses	125,820	115,962	488,944	455,928
Other:
Interest expense, net	(25,036)	(22,569)	(96,990)	(84,232)
Gain (loss) on disposal of property, net	4	40	(30)	1,110
Other expense, net	(2,015)	(770)	(5,732)	(7,312)
Net income	20,181	15,188	69,696	63,762
Net income attributable to noncontrolling interests	(2,039)	(1,655)	(7,011)	(6,914)
Net income attributable to stockholders	$18,142	$13,533	$62,685	$56,848
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.15	$0.11	$0.51	$0.48

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2024 and 2023, Same-Center NOI represents the NOI for the 270 properties that were wholly-owned and operational for the entire portion of all comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2022, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for all comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) amortization of unconsolidated joint venture basis differences; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Revenues:
Rental income(1)	$113,970	$109,615	$4,355		$452,177	$433,738	$18,439
Tenant recovery income	38,815	35,018	3,797		144,982	141,395	3,587
Reserves for uncollectibility(2)	(667)	(1,446)	779		(4,527)	(3,615)	(912)
Other property income	748	725	23		2,779	2,903	(124)
Total revenues	152,866	143,912	8,954	6.2%	595,411	574,421	20,990	3.7%
Operating expenses:
Property operating expenses	24,274	23,068	(1,206)		92,442	87,305	(5,137)
Real estate taxes	18,179	17,182	(997)		72,525	72,537	12
Total operating expenses	42,453	40,250	(2,203)	(5.5)%	164,967	159,842	(5,125)	(3.2)%
Total Same-Center NOI	$110,413	$103,662	$6,751	6.5%	$430,444	$414,579	$15,865	3.8%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.

Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$20,181	$15,188	$69,696	$63,762
Adjusted to exclude:
Fees and management income	(2,788)	(2,454)	(10,731)	(9,646)
Straight-line rental income(1)	(3,061)	(2,056)	(9,646)	(10,185)
Net amortization of above- and below-market leases	(1,855)	(1,394)	(6,587)	(5,178)
Lease buyout income	(23)	(206)	(867)	(1,222)
General and administrative expenses	11,551	10,762	45,611	44,366
Depreciation and amortization	63,310	59,572	253,016	236,443
Interest expense, net	25,036	22,569	96,990	84,232
(Gain) loss on disposal of property, net	(4)	(40)	30	(1,110)
Other expense, net	2,015	770	5,732	7,312
Property operating expenses related to fees and management income	995	384	3,323	2,059
NOI for real estate investments	115,357	103,095	446,567	410,833
Less: Non-same-center NOI(2)	(4,944)	567	(16,123)	3,746
Total Same-Center NOI	$110,413	$103,662	$430,444	$414,579
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024		2023
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$20,181	$15,188	$69,696		$63,762
Adjustments:
Depreciation and amortization of real estate assets	62,876	59,048	251,250		234,260
(Gain) loss on disposal of property, net	(4)	(40)	30		(1,110)
Adjustments related to unconsolidated joint ventures	740	647	2,795		2,636
Nareit FFO attributable to stockholders and OP unit holders	$83,793	$74,843	$323,771		$299,548
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$83,793	$74,843	$323,771		$299,548
Adjustments:
Depreciation and amortization of corporate assets	434	524	1,766		2,183
Impairment of investment in third parties	—	—	—		3,000
Transaction and acquisition expenses	1,492	2,496	4,993		5,675
Loss on extinguishment or modification of debt and other, net	60	2	1,290	—	368
Amortization of unconsolidated joint venture basis differences	5	5	13		17
Realized performance income(1)	—	—	—		(75)
Core FFO attributable to stockholders and UP unit holders	$85,784	$77,870	$331,833		$310,716

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per diluted share
Weighted-average shares of common stock outstanding - diluted	137,437	134,667	136,821		132,970
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.61	$0.56	$2.37		$2.25
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.62	$0.58	$2.43		$2.34
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Calculation of EBITDAre
Net income	$20,181	$15,188	$69,696	$63,762
Adjustments:
Depreciation and amortization	63,310	59,572	253,016	236,443
Interest expense, net	25,036	22,569	96,990	84,232
(Gain) loss on disposal of property, net	(4)	(40)	30	(1,110)
Federal, state, and local tax expense	774	81	1,821	438
Adjustments related to unconsolidated joint ventures	1,088	919	4,025	3,721
EBITDAre	$110,385	$98,289	$425,578	$387,486
Calculation of Adjusted EBITDAre
EBITDAre	$110,385	$98,289	$425,578	$387,486
Adjustments:
Impairment of investment in third parties	—	—	—	3,000
Transaction and acquisition expenses	1,492	2,496	4,993	5,675
Amortization of unconsolidated joint venture basis differences	5	5	13	17
Realized performance income(1)	—	—	—	(75)
Adjusted EBITDAre	$111,882	$100,790	$430,584	$396,103
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s NRP joint venture.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of December 31, 2024 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of December 31, 2024 and 2023 (in thousands):

	2024	2023
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,166,326	$2,011,093
Less: Cash and cash equivalents	5,470	5,074
Total net debt	$2,160,856	$2,006,019

Enterprise value:
Net debt	$2,160,856	$2,006,019
Total equity market capitalization(1)(2)	5,175,286	4,955,480
Total enterprise value	$7,336,142	$6,961,499
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 138.2 million and 135.8 million diluted shares as of December 31, 2024 and 2023, respectively, and the closing market price per share of $37.46 and $36.48 as of December 31, 2024 and 2023, respectively.
(2)Fully diluted shares include common stock and OP units.

The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2024 and 2023 (dollars in thousands):

	2024	2023
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,160,856	$2,006,019
Adjusted EBITDAre - annualized(1)	430,584	396,103
Net debt to Adjusted EBITDAre - annualized	5.0x	5.1x

Net debt to total enterprise value:
Net debt	$2,160,856	$2,006,019
Total enterprise value	7,336,142	6,961,499
Net debt to total enterprise value	29.5%	28.8%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the

Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of inflation on the Company and on its tenants. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2024 Annual Report on Form 10-K, filed with the SEC on or around February 11, 2025, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods.
Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Manager of Investor Relations
(513) 824-7122
hharper@phillipsedison.com
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